Exhibit 99.1

Portions of this Exhibit 99.1 have been omitted based upon a request for confidential treatment. This Exhibit 99.1, including the non-public information, has been filed separately with the Securities and Exchange Commission “*” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT entered into on this 4th day of September, 2007, and will be effective January 1, 2008, is between TITANIUM METALS CORPORATION, a Delaware corporation with its principal executive office at 3 Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240-2697, U.S.A. (“TIMET”), on the one hand, and ARDOR (UK) LTD., a company duly organized and existing under the laws of the United Kingdom, with offices at Suite 10a Saville Court, Saville Place, Clifton, Bristol BS8 4EJ England (“ARDOR”) , on the other hand.

RECITALS

A.           ARDOR has available to it a stable supply of titanium sponge produced by the Ust-Kamenogorsk Titanium and Magnesium Plant in Kazakhstan (“UKTMP”).

B.           TIMET requires a stable supply of titanium sponge to satisfy its raw material requirements.

C.           ARDOR desires to sell titanium sponge to TIMET, and TIMET desires to purchase titanium sponge from ARDOR, on the terms and conditions set forth hereinafter.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

TERMS AND CONDITIONS

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following terms shall have the meaning given each below:

“Affiliate” means, as to any given person, any corporation, partnership, limited liability company, trust, incorporated or unincorporated business association, joint venture, joint stock company, or any other kind of business entity that, directly or indirectly, controls, is controlled by, or is under common control with such person.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any such entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“ARDOR” means Ardor U.K., Ltd., a company incorporated under the laws of Britain and Wales.

“Calendar Year” means each year from January 1 to December 31, the first of which is the year of January 1, 2008, to December 31, 2008.

“Collateral” has the meaning given such term in Section 3.5.

“Conversion Services Agreement” has the meaning given such term in Section 6.1 below.

“DDU” has the meaning given to such term by “Incoterms 2000.”

“Product” means titanium sponge produced by Ust Kamenogorsk Titanium and Magnesium Plant (“UKTMP”) and owned by ARDOR.

“Purchase Order” has the meaning given such term in Section 5.1 below.

“Specifications” means TIMET Raw Material Specification No. 71.8 (Rev. 3) (Premium Grade Titanium Sponge) or TIMET Raw Material Specification No. 72.8 (Rev. 1) (Standard Grade Titanium Sponge), as applicable, which Specifications are attached hereto as Exhibit B-1 and B-2, respectively, as the same may be amended, modified, supplemented, or restated from time to time by the mutual agreement of TIMET and ARDOR.

“THT” means Titanium Hearth Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, a Delaware corporation.

“TIMET Savoie” means TIMET Savoie, S.A., a French company and an indirect, majority owned subsidiary of TIMET.

“TIMET UK” means TIMET UK, Ltd., an English company and an indirect wholly owned subsidiary of TIMET.

“UKTMP” has the meaning given such term above in the definition of “Product.”.

“U.S. Bank” means U.S. Bank National Association.

“U.S Bank Agreement” means that certain Credit Agreement among U.S. Bank and TIMET (as the same may be amended form time to time).

ARTICLE 2
SALE AND PURCHASE
2.1           On the terms and subject to the conditions set forth in this Agreement, ARDOR agrees to sell and deliver Product to TIMET (and to Affiliates of TIMET), and TIMET agrees to purchase Product from ARDOR.

ARTICLE 3
DELIVERY

3.1   Product specified for delivery to TIMET UK shall be delivered DDU “in warehouse” to the specified bonded warehouse in the vicinity of TIMET UK’s plant at Birmingham (Witton), England.

3.2           Product specified for delivery to TIMET or THT shall be delivered DDU TIMET’s plant at Henderson, Nevada or DDU THT’s plant at Morgantown, Pennsylvania, as specifically directed in the Purchase Order.

3.3           Product specified for delivery to TIMET Savoie shall be delivered DDU when released  to a carrier selected by TIMET Savoie at a warehouse of ARDOR’s choosing in Rotterdam, The Netherlands.

3.4           Title and risk of loss of or damage to Products shall pass from ARDOR to TIMET only when Product has been delivered to TIMET in accordance with the provisions of this Article 3.  Product held in a bonded warehouse pending delivery shall remain the property of ARDOR.

3.5           In order to secure the payment of any amounts owing by TIMET to ARDOR in respect of invoices issued by ARDOR for Product delivered by ARDOR to TIMET during the term of this Agreement, TIMET hereby grants to ARDOR a purchase money security interest in and to Product acquired from ARDOR under this Agreement but only to the extent that such Product (a) was delivered by ARDOR to TIMET in the U.S. during the term of this Agreement and (b) is then owned by and in the actual or constructive custody or possession of TIMET in the U.S., including such inventory as is owned by TIMET while in transit (as so limited, the “Collateral”).  Notwithstanding anything to the contrary in this Agreement or otherwise, the amount secured by the purchase money security interest granted hereunder shall at all times be limited in amount to the lesser of (y) the value of Product delivered by ARDOR to TIMET in the U.S. during the term of this Agreement (based upon the purchase price then applicable under this Agreement) , and (z) the outstanding unpaid amount owed by TIMET to ARDOR in respect of invoices issued by ARDOR for Product delivered by ARDOR to TIMET in the U.S. during the term of this Agreement; provided, however, that for so long as TIMET is timely in making payment to ARDOR for Product, this purchase money security interest shall be limited in amount to only those amounts owing for Product delivered by ARDOR to TIMET that are past due and only in the event TIMET fails to make any payment by the past due date shall this purchase money security interest be extended to cover to all unpaid amounts, whether or not past due.  ARDOR and TIMET agree that (A) such security interest does not extend to any property of TIMET other than Product delivered by ARDOR to TIMET in the U.S. during the term of this Agreement, and (B) such security interest is created in connection with the acquisition by TIMET of Product as inventory in the ordinary course of TIMET’s business.

3.6           Subject to the limitations set forth in Section 3.5, TIMET agrees that it will execute, acknowledge and deliver to ARDOR such financing statements and other documents reasonably required for ARDOR to establish and maintain a valid and perfected purchase money security interest in the Collateral.

3.7           Subject to the limitations set forth in Section 3.5, TIMET agrees that it will, at its cost and expense, protect and defend ARDOR’s purchase money security interest in the Collateral against all adverse claims, or claims therein or thereto or any part thereof, or any interest therein, and will keep such Collateral free from any other lien, security interest, or encumbrance other than the security interests granted to (a) U.S. Bank as lender pursuant to the U.S. Bank Agreement or (b) any successor lender under any replacement credit facility.  Other than by sale of products of such Collateral, TIMET will not, without the prior written consent of ARDOR, directly or indirectly attempt to make, or permit, any further transfer of any interest in any Collateral in respect of which an invoice from ARDOR to TIMET remains unpaid to any third person (other than to a subsidiary of TIMET, to U.S. Bank pursuant to the U.S. Bank Agreement, or to any successor lender pursuant to any replacement credit facility), including but not limited to, the creation of any further security interests therein.  TIMET will promptly notify ARDOR of any threatened or filed claims or proceedings that might in any way adversely affect or impair ARDOR’s rights in such Collateral or in this Agreement.

3.8           Subject to the limitation set forth in Section 3.5, upon the occurrence with respect to TIMET of any event described in Section 8.3 of this Agreement, in addition to any other remedy provided in this Agreement, ARDOR shall be entitled to all of the remedies of a secured party under the Uniform Commercial Code as in effect in the respective states of the United States in which Collateral is located or under any other applicable United States law to the extent of the security interest granted pursuant to Section 3.5 above.

3.9           After the payment in full of all amounts due and payable in respect of invoices for Product delivered by ARDOR to TIMET in the U.S., the security agreement provided for in Section 3.5 of this Agreement shall terminate and ARDOR will execute and deliver to TIMET a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of the security agreement provided for in Section 3.5 of this Agreement.

3.10           In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted this Agreement, such Collateral will be sold free and clear of the of the security interest provided in Section 3.5 of this Agreement, and ARDOR agrees to duly execute any and all instruments and take all other actions necessary to permit TIMET to assign, transfer and deliver such Collateral free and clear of the security interest provided in Section 3.5 of this Agreement.

3.11           As to the Product delivered by ARDOR to TIMET in the U.K. and located in the United Kingdom (or any other country other than the United States), TIMET will endeavor to provide such further agreements and other documents reasonably requested by ARDOR in order to evidence and perfect a lien in such Product under the laws of the applicable foreign jurisdiction, subject to any limitations contained in the current TIMET UK credit agreement or any replacement credit facility

ARTICLE 4
PRICES & QUANTITY

4.1           Prices.  Prices are as follows:

(a)           For purchases and sales of Product in Calendar Years 2008 and 2009, prices shall be * per kilogram.

(b)           For purchases and sales of Product in Calendar Years 2010 through 2015, the price shall be determined in accordance with Section 4.2(b) below.

(c)           All prices are subject to the following premium and discount:

(i) For freight to the United States, a premium of * shall be added to the then effective price.

(ii) For “12 by 70” particle size Product, a discount of USD * shall be deducted from the then effective price.

4.2           Volumes.  Volumes are as follows:

(a)           For Calendar Year 2008 and Calendar Year 2009, ARDOR shall sell, and TIMET shall purchase, * metric tons of Product.

(b)           For Calendar Years 2010 through 2015, the Parties will meet commencing in June of the prior Calendar Year (for example, June 2009 for the negotiation for
                Calendar Year 2010) to negotiate in good faith prices and volumes for such Calendar Year, subject to the limitations as follows:

(i)           The agreed volumes shall be no less than * metric tons of Product and no greater than * metric tons of Product;  and

(ii)           the agreed price shall be no less than  * per kilogram of Product  and no greater than * per kilogram of Product exclusive of any applicable premium  or discount under section 4.1(c).

If no agreement is reached on prices and volumes by September 30 of the prior Calendar Year, ARDOR shall provide to TIMET its final price (subject to the foregoing limitations) it is willing to sell Product in the upcoming Calendar Year, and, within ten (10) days of receipt of the such price, TIMET shall provide ARDOR with the volume (subject to the foregoing limitations) it is willing to purchase at such price.

(c)           Without the prior written consent of TIMET, “12 by 70” particle size Product shall not exceed (i) for Calendar Years 2008 and 2009, * of the aggregate weight of material purchased in any Calendar Year and (ii) for each Calendar Year thereafter during the term of this Agreement, * of the aggregate weight of material purchased in any Calendar Year.

4.3           Unless otherwise agreed by TIMET in writing, ARDOR shall be obligated to accept all Purchase Orders placed by TIMET that are in accordance with the terms of this Agreement, including the volume limitations set forth in Section 4.2.  TIMET may from time to time desire additional Product above the volume limitations set forth herein. ARDOR agrees to discuss with TIMET any request by TIMET for such additional Product if and when requested and to give serious consideration to such requests.

4.4           Unless the parties otherwise agree in writing, payment for Product shall be made by TIMET to ARDOR in U.S. Dollars.  For Product delivered to a location in the United States, payment shall be due within thirty (30) days after delivery of Product to TIMET in accordance with Article 3.  For Product delivered in Europe, payment also shall be due within thirty (30) days after delivery of the Product to TIMET in accordance with Article 3.  In the event either party is past due on any amounts payable under this Agreement or the Conversion Services Agreement, as the case may be, the other party shall be entitled to offset such past due amounts against amounts payable to the past due party.

ARTICLE 5
PURCHASE ORDERS

5.1           Notwithstanding the provisions of Article 4, the actual sale of Product under this Agreement shall be made by placement of individual Purchase Orders by TIMET (or an Affiliate of TIMET) with ARDOR (each a “Purchase Order”).

5.2            Volumes for each Calendar Year shall be purchased and sold on a reasonably level-loaded basis throughout the Calendar Year, production schedule permitting, based upon forecasts and planning documents exchanged between the Parties.

5.3           Each Purchase Order shall provide, among other things, the quantity of Product ordered, the scheduled month of delivery, and the delivery location.

5.4           Each Purchase Order shall be deemed to incorporate by reference each of the terms and conditions set forth in this Agreement.  If there is any conflict or difference in interpretation between this Agreement and any Purchase Order, proposal, quotation, confirmation, acknowledgment, acceptance, invoice, or other document used by the parties to facilitate specific purchases of Product pursuant to this Agreement, the terms and conditions of this Agreement shall supersede and be deemed to control over the conflicting or different terms of such Purchase Order or other document.

ARTICLE 6
CONVERSION SERVICES AGREEMENT

6.1           Contemporaneously with entering into this Agreement, the Parties have entered into the Conversion Services Agreement attached hereto as Exhibit A (the “Conversion Services Agreement”).  The Toll Agreement will be effective as of January 1, 2007, and any purchase orders issued by ARDOR and accepted by TIMET thereunder shall be deemed as governed by that agreement.

ARTICLE 7
WARRANTY

7.1           With respect to all Product delivered by ARDOR to TIMET hereunder, ARDOR warrants to TIMET that (a) ARDOR is delivering good and valid title to such Product, free and clear of any lien, security interest, or encumbrance, and (b) all such Product conforms to the Specifications for such Product.  Any claim for a breach of the warranties under this Agreement shall be made in writing no later than twenty-four months following the tender of delivery of Products to TIMET, after which time any claim for breach of warranty shall be deemed waived and barred.  This warranty shall run to TIMET, its successors and customers and their assigns.  EXCEPT FOR THE FOREGOING, NO OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IS MADE BY ARDOR.

7.2           ARDOR shall cause UKTMP to inspect all Product delivered by ARDOR hereunder to assure that such Product complies with the requirements of the Purchase Order in all material respects and meets the Specifications.  ARDOR shall cause UKTMP to include with each packing sheet a certification that the Product shipped therewith complies with the Specifications.

7.3           ARDOR will promptly notify TIMET when deviations from the applicable Specifications are discovered or suspected in UKTMP’s processes or for Product already delivered by ARDOR hereunder that might reasonably be expected to call the integrity or safety of such Product into question.

7.4           Product delivered by ARDOR hereunder shall be subject to final inspection and acceptance by TIMET (or its Affiliate) at destination, notwithstanding any payment or prior inspection; provided, however, that no such acceptance shall relieve ARDOR of any of its warranties or obligations set forth in this Article 7.  TIMET may revoke any prior acceptance of any Product and have the same rights with regard to such Product as if it had originally rejected such Product.  Product shall be presumed to have met the Specifications once it has been melted, in the absence of a preponderance of evidence produced thereafter by TIMET to the contrary.

7.5           TIMET may reject any Product which does not conform with the warranties set forth in Section 7.1.  TIMET (or its Affiliate) shall, by notice, rejection tag, or other written communication, notify ARDOR of such rejection.  With respect to any Product properly rejected hereunder, TIMET may return such Product to ARDOR, at ARDOR’s expense and risk, for immediate replacement or other correction, as reasonably determined by TIMET, and redelivery to TIMET (or its Affiliate).  All replacement and other corrections and redelivery shall be completed within such time as TIMET may reasonably require at ARDOR’s expense.  Product required to be repaired, corrected or replaced shall be subject to inspection and rejection in the same manner and to the same extent as Product originally delivered under this Agreement, but only as to the repaired, corrected or replaced part or parts thereof.

7.6           The following limitations of liability apply to ARDOR’s performance under this Agreement:

(i)           Except for claims for bodily injury or destruction to property of third parties, Ardor’s total liability for any claim arising from this Agreement shall be limited to an amount no greater than the price paid for the Product(s) subject to such claim.

(ii)           EXCEPT FOR CLAIMS OF THIRD PARTIES (INCLUDING TIMET’s CUSTOMER) FOR BODILY INJURY OR DESTRUCTION TO PROPERTY, IN NO EVENT SHALL ARDOR BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING UNDER CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.  SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE OF THE GOODS, DAMAGE TO PROPERTY, AND CLAIMS OF THIRD PARTIES.

ARTICLE 8
TERM

8.1           Unless earlier terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence for all Purchase Orders with deliveries of Product scheduled on or after January 1, 2008 (notwithstanding its actual date of execution by the parties) and remain in effect until December 31, 2015.  This Agreement shall automatically renew for an additional five-year period and terminate on December 31, 2020, unless either Party provides notice of termination to the other Party on or prior to June 30, 2012.  The volume and price provisions set forth in section 4.2 (b) shall continue in effect during such extended term.

8.2           Any party may forthwith terminate this Agreement and/or any Purchase Order by notice to such effect to the other party if any other party commits a material breach of any of the terms or conditions of this Agreement and/or any Purchase Order and fails to commence reasonable efforts to remedy same within thirty (30) days, or fails to remedy the same within ninety (90) days, after notice from the party not in breach setting out the nature of such breach and demanding that the same be remedied.  A material breach by either party of any of the terms and conditions of the Conversion Services Agreement shall at non-breaching party’s election also be deemed to be a material breach of this Agreement.

8.3           Any party may forthwith terminate this Agreement and/or any Purchase Order by notice to such effect to the other party if bankruptcy, insolvency or reorganization proceedings, or any other proceedings analogous in nature or effect, are instituted by or against the other party, or the other party is dissolved or liquidated, whether voluntarily or involuntarily, or if a receiver or trustee is appointed for all or for a substantial part of the assets of the other party or if the other party makes a written assignment for the benefit of its creditors generally.

8.4           If this Agreement is terminated for whatever reason, other than an event described in Section 8.3, the parties hereto shall fulfill all outstanding Purchase Orders which have not been canceled.

8.5           No termination or expiration of this Agreement or any part hereof shall (1) release TIMET from any obligation or liability to pay to ARDOR the amount of any payments due ARDOR from TIMET at the date of such termination, (2) release any party from any liability or obligation (including liability or obligation to pay ARDOR the amount of payments which become due) which at the time of such termination or expiration has already accrued to such party or which thereafter may accrue in respect of any act or omission prior to such termination, or (3) affect in any way the survival of any right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive its termination, including without limitation Article 9, “Confidentiality.”

ARTICLE 9
CONFIDENTIALITY

9.1           The parties hereto consider this Agreement and all of its terms and conditions to be confidential.  Except as the parties may otherwise agree in writing and except as otherwise required by law, each of the parties hereto shall keep confidential and shall not use other than in the performance of this Agreement, and shall take all reasonable steps to ensure that its employees keep confidential and not use, except for the purpose for which the information was provided to such party, all information supplied to such party or which such party has learned during the negotiations leading to this Agreement or learned hereafter concerning the business of the other; provided, however, that the foregoing shall not apply to information already known to the receiving party at the time of receipt and obtained from sources not subject to any confidentiality undertaking and information made publicly available other than through the fault of the receiving party.

9.2           The obligations set forth in Section 9.1 shall survive the expiration or termination of this Agreement for a period of five (5) years.

9.3           Nothing herein shall preclude disclosure of information to the extent that the disclosure is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or otherwise).  In such event, the receiving party will advise and consult with the disclosing party prior to any such disclosure, so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with this Article 9.  If such protective order or other remedy is not obtained, or compliance with this Article 9 is waived as above, the receiving party will disclose only that portion of the confidential information which the receiving party is advised by counsel is legally required and the receiving party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such of the confidential information as is disclosed.  Any disclosure made in accordance with the provisions of this Section 9.3 shall not be regarded as a breach of the obligations of the receiving party pursuant to this Agreement.

ARTICLE 10
FORCE MAJEURE

10.1           No party shall be liable for its failure to perform, or any delay in performing, all or any part of its obligations under this Agreement, or under any Purchase Order, to the extent that such failure is due to any cause or circumstance beyond the reasonable control of such party, including without limitation, acts of God, fire, flood, storms, earthquake, typhoon, tidal wave, laws, governmental orders, regulations, sanctions or restrictions, war (whether declared or not), armed conflict, hostilities, mobilization, blockade, embargo, detention, revolution, riot, or unavailability of transportation.  Force Majeure shall not include:  (a) the imposition of antidumping or countervailing duties on Product by the U.S. government; (b) ARDOR’s inability to secure Product from UKTMP except in the case of any of the events listed above in this section 10.1; lockout, strike or other labor dispute at UKTMP; or unforeseen severe plant breakdown at UKTMP (but not including normal scheduled maintenance); or (c) economic impracticability.  The party claiming the protection of Force Majeure shall promptly notify the other party hereto, in writing, as to the nature of the Force Majeure, its commencement date and its anticipated termination.  Such party shall take all reasonable steps to resume performance hereunder with the least possible delay.

10.2           If any of the events set forth in the preceding Section 10.1 occurs and the failure or delay caused thereby cannot be cured within thirty (30) days, any party may terminate any Purchase Order affected thereby and the contracted quantity in the Purchase Order so terminated shall be deemed to have been sold and purchased only for the purpose of determining whether the required quantity for the Calendar Year in question has been sold and purchased.

ARTICLE 11
MISCELLANEOUS

11.1           Any dispute arising out of or in connection with this Agreement and each Purchase Order, including any question regarding the existence, validity or termination hereof or thereof, shall be referred to and resolved by final and binding arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Agreement.  The number of arbitrators shall be three.  Each of TIMET and ARDOR shall be entitled to select one arbitrator, and such two arbitrators shall select the third arbitrator.  The seat, or legal place, of arbitration shall be New York City, New York, U.S.A.  The language to be used in the arbitral proceedings shall be English.  The governing law of this Agreement and each Purchase Order shall be the substantive laws of the State of New York U.S.A.  No consideration shall be given to New York’s conflict of law rules.  This Agreement and each Purchase Order exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods.

11.2           A good faith effort shall be made to resolve all disputes, controversies, claims and differences which may arise between the parties out of or in relation to or in connection with this Agreement and/or any Purchase Order on an amicable basis.  Both parties hereby agree to submit any such dispute, controversy, difference, or claim which cannot be amicably resolved to final and binding arbitration as set forth in Section 11.1.

11.3           This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter contained herein and wholly supersedes all previous negotiations, agreements and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

11.4           This Agreement shall not be amended, changed or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties hereto.  The parties recognize that, for administrative purposes, documents such as Purchase Orders, acknowledgments, invoices and similar documents, may be used during the time this Agreement is in force; in no event, however, shall any term or condition contained in any such administrative document be interpreted as amending or modifying the terms of this Agreement, whether such administrative documents are signed or not, unless it is expressly stated that such document represents an amendment to this Agreement and such document is signed by both parties as specified above.

11.5           The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  No party shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement or under any Purchase Order, in whole or in part, without the prior written consent of the other party, except that this Agreement and any outstanding Purchase Orders may be assigned by either party to any successor to all or substantially all of the business of such party.

11.6           No failure to exercise or delay in exercising any right or remedy under this Agreement or under any Purchase Order by any party shall operate as a waiver thereof or of any other right or remedy which such party may have hereunder or thereunder, nor shall any single or partial exercise of such right or remedy preclude any further exercise thereof or of any other right or remedy which such party may have hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law, in equity or otherwise.

11.7           In the event that any provision or any portion of any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision or portion thereof shall be deemed to be deleted from this Agreement and the validity of the remainder of this Agreement shall remain unaffected thereby; provided, however, that the parties shall promptly negotiate in good faith as to any adjustments in this Agreement that may be necessary to make it fair and reasonable.

11.8	(a)	All notices and other communications under this Agreement shall be in English, shall be in writing and shall be addressed as provided below:

If to ARDOR:

Ardor (UK) Ltd.
Suite 110a Saville Court
Saville Place
Clifton
Bristol BS8 4EJ England
Fax: No.:  44 117 973 5489

If to TIMET:

Titanium Metals Corporation
224 Valley Creek Blvd.
Suite 200
Exton, PA 19341 U.S.A.
Attn: Director, Global Procurement
Fax No.: 610-968-1319

with a copy to:
Titanium Metals Corporation
3 Lincoln Centre
5430 LBJ Freeway
Suite 1700
Dallas, TX 75420-2697
Attn: General Counsel
Fax No.: 972-448-1445

(b)	Such notices and communications (properly addressed) shall be deemed given as follows:

(i)           when personally delivered;

(ii)	three (3) day after deposit with a recognized overnight business delivery service; or

(iii)
when sent by verified facsimile to the facsimile number provided in this Section 11.8, with original forwarded by regular mail, first class postage prepaid, or by recognized document express delivery service.

(c)	Any party may change its address or facsimile number by giving notice to the others in accordance with the provisions of this Section 11.8.

11.9           The headings of this Agreement are inserted for convenient reference only and shall not affect the construction or interpretation hereof.

11.10         TIMET and ARDOR shall each be responsible for compliance with all applicable Federal, State, local and foreign law, ordinances and regulations applicable to its performance with respect to the subject matter covered hereunder and each party shall indemnify and save the other party harmless from any and all liability arising from such party’s non-compliance with any such laws, ordinances and regulations.  Notwithstanding the foregoing, ARDOR shall not be required to indemnify TIMET for any antidumping duties or duty deposits that may be imposed by virtue of the entry of Product into the United States.

11.11         Neither party shall make any press release or public announcement regarding this Agreement without the written consent of the other (which consent will not unreasonably be withheld), except for any disclosure that may otherwise be required by law; provided, however, that this shall not prevent TIMET’s disclosure of this Agreement as determined by TIMET to be required or appropriate in any filing with the United States Securities and Exchange Commission or any stock exchange on which the stock of TIMET is listed.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

TITANIUM METALS CORPORATION

By:     /s/ Steven L. Watson

Title:  C.E.O.

ARDOR (UK) LTD.

By:     /s/ illegible

Title:  _____________________________

Exhibit A to Exhibit 99.1

CONVERSION SERVICES AGREEMENT

This CONVERSION SERVICES AGREEMENT (this “Agreement”), entered into on this 4th day of September, 2007, and will be effective January 1, 2008, is between TITANIUM METALS CORPORATION, a Delaware corporation with its principal executive office at 3 Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240-2697, U.S.A. (“TIMET”), on the one hand, and ARDOR (UK) LTD, a company duly organized and existing under the laws of the United Kingdom, with offices at Suite 10a Saville Court, Saville Place, Clifton Bristol BS8 4EJ England (“ARDOR”) on the other hand.

RECITALS

A.           TIMET is in the business of processing and melting titanium raw materials in the form of titanium scrap and titanium sponge and maintains facilities for such purpose.

 B.           ARDOR wishes to supply titanium sponge (the “Titanium Sponge”) to TIMET for the purpose of processing it or equivalent materials into melted titanium products in the form of 6-4 or commercially-pure titanium ingots (“Titanium Products”), and TIMET is willing to process the Titanium Sponge and provide ARDOR with Titanium Products by melting ARDOR’s Titanium Sponge or equivalent titanium raw materials with the appropriate alloys to produce Titanium Products (the “Toll Services”).

C.           Contemporaneously with entering into this Agreement, the Parties have entered into the Purchase and Sale Agreement for the purchase by TIMET from ARDOR of Titanium Sponge (the “Sponge Purchase Agreement”) which is separate from the supply of Titanium Sponge under this Agreement.

D.           TIMET desires to sell, and ARDOR desires to purchase, the Toll Services on the terms and conditions of this Agreement.

AGREEMENTS

In consideration of the mutual promises and the covenants contained in this Agreement, the parties agree to the following:

1.           Volumes.  (a) Forecasts; Minimum and Maximum Volumes.  Exhibit A sets forth for each calendar year of this Agreement the range of quantities of Titanium Sponge to be supplied by ARDOR to TIMET to be processed into quantities of Titanium Products to be provided by TIMET to ARDOR pursuant to this Agreement.  The annual minimum and annual maximum volume requirements are set forth under the headings “Annual Minimum” and “Annual Maximum” on Exhibit A.   Commencing in 2008, in October of each year of this Agreement, ARDOR will provide TIMET with a forecast for Toll Services for the upcoming calendar year (i.e. October 2008 for 2009 forecast) within the minimum/maximum volume range for that year with requested deliveries by month.  For 2007, within a reasonable time after entering into this Agreement, the parties will agree on the volume of Toll Services to be performed up to a maximum of * metric tons for such year.  For 2008, the parties have agreed on the volume of Toll Services to be performed in such year, and such volume is set forth on Exhibit A and represent a fixed amount not a forecast.  The parties shall use reasonable efforts to schedule volumes for Toll Services each calendar on a reasonably level-loaded basis throughout the calendar year, production schedule permitting, based upon forecasts and planning documents exchanged between the parties.

(b)  Orders for Services.  Each order for Toll Services under this Agreement shall be made by ARDOR on a purchase order executed on behalf of ARDOR which shall be acknowledged by TIMET on its standard form of acknowledgement (each order and corresponding acknowledgement referred to herein as a “Purchase Order”).  The Purchase Order shall state: (a) the quantity of Titanium Sponge to be tolled, (b) the month in which the Titanium Sponge is to be received by TIMET, (c) the Titanium Product(s) to be produced for ARDOR by TIMET, (d) the agreed-to specification for such Titanium Product(s) as identified on Exhibit D (unless otherwise agreed by TIMET), and (e) when the Titanium Product(s) are to be delivered to ARDOR by TIMET.  TIMET’s written acknowledgement of ARDOR’s order shall constitute TIMET’s agreement to provide the Toll Services and supply the quantities of requested Titanium Products in accordance with the schedule set out in the Purchase Order.  Unless agreed by TIMET pursuant to Section 9 herein or otherwise, TIMET’s is not obligated to acknowledge any order which (i) would represent a volume in excess of the Annual Maximum (ii) would represent volumes in excess of the amount of Titanium Products that could be produced based upon the Titanium Sponge supplied hereunder by ARDOR to the TIMET facility scheduled to provide the requested Toll Services.

(c)    Product Specifications.  In addition to the specifications for individual Titanium Products to be produced under this Agreement, Exhibit D sets forth the range of products (sizes, widths and specifications) TIMET agrees to supply under this Agreement.  TIMET undertakes to make reasonable effort to supply Ardor, when requested, products other than those Titanium Products specifically individually described in Exhibit D that are within the product range set out in Exhibit D, provided that any such requests shall not require TIMET to exceed the volume requirements set forth in Section 1 (unless agreed by TIMET pursuant to Section 9 hereof).  TIMET will accept requests for sizes, widths and specifications that are identical to the sizes, widths and specifications TIMET is then offering to ARDOR’s customers in TIMET’s direct transactions with such customers.

2.  Terms of Provision of Toll Services.

(a)  Price.  The price to be paid for Toll Services performed during this Agreement consists of a base price plus a premium for vanadium.  For calendar year 2008 and 2009, the base price is * of Titanium Product.  Each calendar year thereafter, the base price will be set after agreement by the parties to a price for Titanium Sponge under the Sponge Purchase Agreement. For every * less than * that TIMET will pay ARDOR for Titanium Sponge thereunder, the base price for Toll Services shall be reduced by $* (rounded up to the nearest one cent). For instance, if TIMET and ARDOR agree to a price of * under the Sponge Purchase Agreement for 2010, then, the base price for Toll Services hereunder shall be equal to *. The premium for vanadium is calculated twice per calendar year pursuant to the formulas set forth on Exhibit B.  Prices are EXWORKS TIMET’s plant (EXW INCOTERMS 2000).

             (b)  Payment.  Payments for Toll Services are due in immediately available funds within thirty (30) days from the date of TIMET’s invoice for such Toll Services.  TIMET’s invoice shall be issued when Titanium Products are delivered to ARDOR as provided herein.  In the event either party is past due on any amounts payable under this Agreement or the Sponge Purchase Agreement, as the case may be, the other party shall be entitled to offset such past due amounts against amounts payable to the past due party.

     (c)  Delivery.

(i)  To TIMET.  ARDOR shall deliver Titanium Sponge to be toll manufactured under this Agreement to TIMET at a designated TIMET facility, duty paid and with all customs formalities carried out, and not unloaded from any arriving means of transport.

(ii)  To ARDOR.  TIMET shall deliver the Titanium Product(s) manufactured under this Agreement by placing the Titanium Product(s), packed ready for shipment with evidence of conformity provided by this Agreement, at the TIMET’s production facility within the period specified by the order, loaded aboard the means of transport provided by the carrier nominated by ARDOR or a logistics company or other person acting on ARDOR’s behalf.

(iii)  TIMET shall inspect all Titanium Product(s) delivered by TIMET hereunder and shall verify that such Titanium Products comply with requirements set forth in Exhibit D (or terms or specifications otherwise agreed to in writing by TIMET pursuant to the specific terms of an order).  TIMET shall be responsible for all inspections of the Titanium Product(s) during receiving, manufacture, and TIMET’s final inspection.  TIMET shall include with each packing sheet a certification that the product concerned complies with the applicable Exhibit D specifications.  TIMET shall provide ARDOR copies of any available test and/or control data developed by TIMET upon request from ARDOR.

(d)  Title; Risk of Loss.  After Titanium Sponge is received by TIMET pursuant to this Agreement and at all times during the performance of Toll Services, ARDOR shall be the owner of and shall retain title to such Titanium Sponge, provided however that:

(i)  title to the ARDOR Titanium Sponge shall transfer to TIMET at such time as the equivalent Titanium Product is melted;

(ii)  risk of loss to Titanium Sponge supplied to TIMET by ARDOR pursuant to this Agreement shall transfer to TIMET at such time as the Titanium Sponge is delivered as provided by clause 2(c)(i) and it shall remain with TIMET until such time as equivalent Titanium Product(s) is/are delivered to ARDOR as provided by clause 2(c)(ii), at which time risk of loss to the Titanium Product(s) concerned and any Titanium Product(s) made with the use of substituted titanium raw materials as permitted by this Agreement and delivered to ARDOR shall transfer to ARDOR; and

(iii)  in the event Titanium Sponge supplied to TIMET is damaged or lost in whole or in part, following delivery to TIMET, TIMET shall replace it with equivalent titanium raw materials in time for TIMET to produce and deliver Titanium Product in accordance with the terms of the acknowledged Purchase Order relating to such Titanium Sponge.

(e)  Quality; Warranties.

(i) ARDOR warrants that all Titanium Sponge supplied to TIMET under this Agreement shall conform to TIMET Raw Material Specification No. 71.8 (Rev. 3) (Premium Grade Titanium Sponge) or TIMET Raw Material Specification No. 72.8 (Rev. 1) (Standard Grade Titanium Sponge), as applicable, which Specifications are attached hereto as Exhibits C-1 and C-2, respectively, as the same may be amended, modified, supplemented, or restated from time to time by the mutual agreement of TIMET and ARDOR.

(ii)  TIMET warrants that all Titanium Product(s) produced from the Toll Services shall conform to the description and specifications set forth in, or appended to, this document on Exhibit D.  This warranty shall survive inspection, test and acceptance of, and payment for, the Titanium Product(s); provided, however that any claim for a breach of the warranties under this Agreement shall be made in writing no later than twenty-four months following tender of delivery of Titanium Products to ARDOR (or its customer), after which time any claim for breach of warranty shall be deemed waived and barred.  This warranty shall run to ARDOR, its successors, and customers and their assignees.  Titanium Products required to be repaired, corrected or replaced shall be subject to inspection and rejection in the same manner and to the same extent as Titanium Products originally delivered under this Agreement, but only as to the repaired, corrected or replaced part or parts thereof.  Even if the parties disagree about the existence of a breach of this warranty, TIMET shall promptly comply with ARDOR’s direction to: (i) repair, rework or replace the Titanium Products, or (ii) furnish any materials or parts and installation instructions required to successfully repair, correct or replace any defect or nonconformance of a Titanium Product.  If the parties later determine that TIMET did not breach this warranty, the parties shall equitably adjust the invoiced amounts.

(iii)  TIMET shall promptly notify ARDOR when deviations from the applicable specifications on Exhibit D are discovered in TIMET’s processes or Titanium Products and shall provide the following information to the extent known:

A.	Affected process and/or Titanium Product(s) concerned, including product designation or description;
B.	Description of the problem (i.e., what it is and what it should be);
C.	Quantity and dates delivered; and
D.	Known or suspected affected lots, shipping codes, or other identifying designations.

(iv)  Titanium Product(s) delivered by TIMET hereunder shall be subject to final inspection and acceptance by ARDOR (or its customer) at destination, notwithstanding any payment or prior inspection; provided, however, that no such acceptance shall relieve TIMET of any of its warranties set forth in this section 2(e).  ARDOR may revoke any prior acceptance of any Titanium Product(s) and have the same rights with regard to such Titanium Product(s) as if it had originally rejected such Titanium Product(s).   Titanium Product shall be presumed to have met the applicable Exhibit D specifications once it has been melted or otherwise subjected to further manufacturing operations, in the absence of a preponderance of evidence produced thereafter by ARDOR or its customer to the contrary.

(v)  ARDOR may reject any Titanium Product which does not conform with the warranties set forth in this section 2(e) within the time period of Section 2(e)(ii).  ARDOR (or its customer) shall by notice, rejection tag, or other written communication, notify TIMET of such rejection.  With respect to any Titanium Product properly rejected hereunder, ARDOR may return such Titanium Product to TIMET, at TIMET’s expense and risk, for immediate replacement or other correction, as reasonably determined by ARDOR, and redelivery to ARDOR.  All replacement and other corrections and redelivery shall be completed within such time as ARDOR may reasonably require, at TIMET’s expense.

(vi)           EXCEPT FOR THE FOREGOING WARRANTIES, NO OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, IS MADE BY EITHER PARTY.

(f)  Limitations of Liability.  The following limitations of liability apply to TIMET’s performance under this Agreement:

(i)           Except for claims for bodily injury or destruction to property of third parties, TIMET’s total liability for any claim arising from this Agreement shall be limited to an amount no greater than the price paid for the Toll Services for the applicable Titanium Product(s) subject to such claim.

(ii)           EXCEPT FOR CLAIMS OF THIRD PARTIES (INCLUDING ARDOR’s CUSTOMER) FOR BODILY INJURY OR DESTRUCTION TO PROPERTY, IN NO EVENT SHALL TIMET BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING UNDER CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.  SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE OF THE GOODS, DAMAGE TO PROPERTY, AND CLAIMS OF THIRD PARTIES.

(g)           Conflicting Terms.  Any terms, provisions or conditions contained in proposals, quotations, purchase orders, confirmations, acknowledgments, acceptances, invoices or similar documents used by the parties to facilitate specific purchases of Toll Services pursuant to this Agreement that conflict with or are different from the terms, provisions or conditions of this Agreement, shall have no applicability with respect to the purchase and sale of Toll Services hereunder and shall be deemed objected to by the other party; provided, however, that specific information covering quantities of Titanium Products and Toll Services, delivery dates and methods of transportation consistent with this Agreement shall apply, as shall additional terms specifically agreed to by the parties in writing.

3.           Confidential Information. (a) The parties hereto consider this Agreement and all of its terms and conditions to be confidential.  Except as the parties may otherwise agree in writing and except as otherwise required by law, each of the parties hereto shall keep confidential and shall not use other than in the performance of this Agreement, and shall take all reasonable steps to ensure that its employees keep confidential and not use, except for purposes of carrying out this Agreement, all information supplied to it by the other party or which such party has learned during the negotiations leading to this Agreement or learned hereafter concerning the business of the other; provided, however, that the foregoing shall not apply to information already known to the receiving party at the time of receipt and obtained from sources not subject to any confidentiality undertaking and information made publicly available other than through the fault of the receiving party.

(b)           The obligations set forth in Section 3(a) shall survive the expiration or termination of this Agreement for a period of five (5) years.

(c)           Nothing herein shall preclude disclosure of information to the extent that the disclosure is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or otherwise).  In such event, the receiving party will advise and consult with the disclosing party prior to any such disclosure, so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 3.  If such protective order or other remedy is not obtained, or compliance with this Section3 is waived as above, the receiving party will disclose only that portion of the confidential information which the receiving party is advised by counsel is legally required and the receiving party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such of the confidential information as is disclosed.  Any disclosure made in accordance with the provisions of this Section 3(c) shall not be regarded as a breach of the obligations of the receiving party pursuant to this Agreement.

4.           Waiver.  The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

5.           Term and Termination.  (a) Unless earlier terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence for all Purchase Orders with deliveries of Product scheduled on or after January 1, 2008 (notwithstanding its actual date of execution by the parties) and remain in effect until December 31, 2015.  This Agreement shall automatically renew for a five-year period and terminate on December 31, 2020, unless either Party provides notice of termination to the other Party on or prior to June 30, 2012.  The volume provisions specified in Section 1(a) and Exhibit A for Calendar Year 2015 shall remain in effect for each year during such extended term and price provisions set forth in Section 2(a) shall remain in effect for such extended term.

(b)           Any party may forthwith terminate this Agreement and/or any Purchase Order by notice to such effect to the other party if any other party commits a material breach of any of the terms or conditions of this Agreement and/or any Purchase Order and fails to commence reasonable efforts to remedy same within thirty (30) days, or fails to remedy the same within ninety (90) days, after notice from the party not in breach setting out the nature of such breach and demanding that the same be remedied.  A material breach of any of the terms and conditions by ARDOR under the Sponge Purchase Agreement shall also be deemed a material breach of this Agreement.

(c)           Any party may forthwith terminate this Agreement and/or any Purchase Order by notice to such effect to the other party if bankruptcy, insolvency or reorganization proceedings, or any other proceedings analogous in nature or effect, are instituted by or against the other party, or the other party is dissolved or liquidated, whether voluntarily or involuntarily, or if a receiver or trustee is appointed for all or for a substantial part of the assets of the other party or if the other party makes a written assignment for the benefit of its creditors generally.

(d)           If this Agreement is terminated for whatever reason, other than an event described in Section 5(c), the parties hereto shall fulfill all outstanding Purchase Orders which have not been canceled.

6.           Effect of Termination.

(a)  General.  No termination or expiration of this Agreement or any part hereof shall (1) release ARDOR from any obligation or liability to pay to TIMET the amount of any payments due TIMET from ARDOR at the date of such termination, (2) release any party from any liability or obligation which at the time of such termination has already accrued to such party or which thereafter may accrue in respect of any act or omission prior to such termination, or (3) affect in any way the survival of any right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive its termination, including without limitation Section 3, “Confidentiality.”  Upon the expiration or earlier termination of this Agreement, TIMET shall package and deliver to ARDOR, all previously completed Titanium Products subject to valid outstanding Purchase Orders under this Agreement and all ARDOR-owned Titanium Sponge in its possession.

(b)  Upon ARDOR’s Breach.  If the early termination of this Agreement is due to ARDOR’s breach, such packaging and delivery will be at ARDOR’s expense.

(c)  Upon TIMET’s Breach.  If the early termination of this Agreement is due to TIMET’s breach, such packaging and delivery shall be at TIMET’s expense (as shall be the case if this Agreement expires at the end of its term, as the same may be extended from time to time).

7.           Acknowledgement of Raw Material Mix.  The parties recognize and acknowledge that TIMET will not segregate the Titanium Sponge provided hereunder from other titanium raw materials of a like quality at TIMET’s facility and that TIMET may, at its discretion, during the performance of Toll Services substitute other raw material for the Titanium Sponge provided only that the Titanium Product meets the warranties of Section 2(e).

8.           Drawback.  TIMET hereby conveys to ARDOR (or to any other entity designated by ARDOR) all TIMET’s right to claim, and all its other rights and interest in, any and all customs duty drawback that may be claimed on the exportation of Titanium Products subject to this Agreement or articles made with the use of such Titanium Products whether such Titanium Products were made with the use of Titanium Sponge provided by ARDOR under this Agreement or with the use of equivalent titanium raw materials substituted by TIMET for such Titanium Sponge.

9.           Additional Conversion Services. ARDOR may from time to time desire additional conversion services for quantities or types of Titanium Products (such as compacted sponge and/or single melted electrodes) in addition to the quantities and types of Titanium Products provided for herein. TIMET agrees to discuss with ARDOR any request by ARDOR for such additional conversion services if and when requested and to give serious consideration to such requests.

10.           Documents.

(a)  TIMET shall comply with all applicable recordkeeping requirements imposed by Part 191 of the Regulations of US Customs and Border Protection (CBP) and Department of Homeland Security (19 CFR part 191) and shall timely prepare and retain such other inventory and other records, and prepare such certificates, letters and other documents, as may reasonably be required by ARDOR or its customers for the preparation and verification of claims for drawback of customs duties paid on the importation of Titanium Sponge supplied by ARDOR under this Agreement upon the exportation of articles made with the use of such sponge or equivalent materials or with the use of drawback products made with the use of such sponge or materials.  TIMET shall cooperate with any audit conducted by CBP of any drawback claim filed with respect to duties paid on Titanium Sponge supplied pursuant to this Agreement.

(b)  TIMET shall retain all documents referred to in Section 10(a) above relating to the transactions contemplated by this Agreement for a period of not less than twelve (12) years from the date of such document’s creation.

11.           No Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  No party shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement or under any Purchase Order, in whole or in part, without the prior written consent of the other party, except that this Agreement and any outstanding Purchase Orders may be assigned by either party to any successor to all or substantially all of the business of such party.

12.           Force Majeure.  If the performance by either party of its obligations under this Agreement is prevented, restricted or interfered with by any act of God, fire or other casualty or accident, war or violence, or any law, order, proclamation, ordinance, demand or requirement of any governmental agency (“Events of Force Majeure”), such party shall promptly give the other party written notice thereof, setting forth in such notice the date of the commencement of the Event of Force Majeure.  Events of Force Majeure shall not include:  (a) TIMET’s inability to procure raw materials from usual sources (except for a failure by ARDOR to supply Titanium Sponge), (b) conflicting scheduling demands or capacity constraints in TIMET’s melting facilities or (c) economic impracticability.  The existence of the Event of Force Majeure shall justify the suspension of performance hereunder by such party and will extend the time for such performance for a period equal to the period of delay; provided, however, that if such period of delay exceeds thirty (30) days from the date of commencement of the Event of Force Majeure, the other party may terminate this Agreement immediately upon written notice.

13.           Entire Agreement.  This Agreement, together with all Exhibits incorporated into this Agreement, contains the entire understanding of the parties with respect to the subject matter of this Agreement.  This Agreement supersedes all prior agreements, whether oral or written, and all other communications between the parties concerning the subject of this Agreement.

14.           Severability.  In the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the parties agree that such invalidity or enforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions shall remain in full force and effect to the extent permitted by governing law.

15.           Governing Law; Disputes. (a) Any dispute arising out of or in connection with this Agreement and each Purchase Order, including any question regarding the existence, validity or termination hereof or thereof, shall be referred to and resolved by final and binding arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Agreement.  The number of arbitrators shall be three.  Each of TIMET and ARDOR shall be entitled to select one arbitrator, and such two arbitrators shall select the third arbitrator.  The seat, or legal place, of arbitration shall be New York City, New York, U.S.A.  The language to be used in the arbitral proceedings shall be English.  The governing law of this Agreement and each Purchase Order shall be the substantive laws of the State of New York U.S.A.  No consideration shall be given to New York’s conflict of law rules.  This Agreement and each Purchase Order exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods.

(b)           A good faith effort shall be made to resolve all disputes, controversies, claims and differences which may arise between the parties out of or in relation to or in connection with this Agreement and/or any Purchase Order on an amicable basis.  Both parties hereby agree to submit any such dispute, controversy, difference, or claim which cannot be amicably resolved to final and binding arbitration as set forth in Section 15(a).

16.           Notices.  Any notice given under this Agreement shall be deemed sufficient if addressed in writing and delivered by verified facsimile (with the original forwarded by regular mail, first class postage prepaid, or by recognized document express delivery service), any recognized document express delivery service or personally to the principal business office of the other party listed in the preamble of this Agreement or provided by notice in writing from time to time.

17.           Amendment.  This Agreement may only be amended by an agreement in writing signed by all the parties to this Agreement.

18.           Section Headings.  Section headings are solely for the convenience of the reader and are not intended for interpretation or construction of this Agreement.

[The remainder of the page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties hereto as of the date first hereinabove set forth.

ARDOR (UK) LTD

By:      /s/ illegible
Name:
Title:

TITANIUM METALS CORPORATION

By:      /s/ Steven L. Watson
Name: Steven L. Watson
Title:   C.E.O.

EXHIBIT A: Initial Volume Forecast, Annual Minimum, Annual Maximum

Calendar Year	Annual Minimum (metric tons)	Annual Maximum (metric tons)
2007	*	*
2008	*	*
2009	*	*
2010	*	*
2011	*	*
2012	*	*
2013	*	*
2014	*	*
2015	*	*

EXHIBIT B: Vanadium Premium

*

NOTES:

A.           TIMET shall calculate the vanadium adder twice per calendar year.  First, on May 15th, using the four-month average of the preceding January through April time period, and the adder will apply in the upcoming July 1 through December 31 period.  Second on November 15th, using the four-month average from July through October, and the adder will apply in the upcoming January 1 through June 30 period.

B.           In the event Ryan’s Notes ceases to publish the information for vanadium pentaoxide prices, the Parties may substitute an alternative source as they may reasonably agree.

Exhibit C-1 to Exhibit A
of Exhibit 99.1

SPECIFICATIONS FOR PREMIUM GRADE SPONGE

TIMET Raw Material Specification 71.8 (Rev. 3)

1	SCOPE

1.1	This specification covers premium grade titanium sponge for conversion to semi-fabricated parts.

1.2	Titanium sponge to this specification shall be made by the Kroll process of Magnesium Reduction of Titanium Tetrachloride followed by Vacuum Distillation.

1.3
Titanium sponge applied to this specification shall be made in accordance with a method of manufacture approved by TIMET.  No change shall be made in the approved method of manufacture without prior consultation with TIMET.

1.4	The method of manufacture shall clearly detail the provision to deal with fire affected lots at all stages of processing and shall be agreed by TIMET.

2	ACKNOWLEDGEMENT

The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 71.8, and revision number, in all quotations, certifications and acknowledgements.

3	APPLICABLE DOCUMENTS

3.1	TIMET RMS 1000, Critical Aerospace Application Raw Materials Quality Systems Requirements.

3.2	PWA 1201, Titanium Sponge.

4	TECHNICAL REQUIREMENTS

4.1	Composition

Material shall conform to the percentages by weight shown in Table I.  Determination shall be by wet chemical methods in accordance with ASTM E120, by spectro-chemical methods or by other analytical methods acceptable to TIMET.

4.2

4.3	Table I: Chemical Analysis

The following elements shall be determined analytically and shall not exceed the limits detailed below. Titanium content shall not be less than *.

Max
Fe	*
Cl	*
Mn	*
N	*
C	*
H*	*
O	*
Si	*
Cr*	*
Al*	*
Ni*	*
Mg*	*
Sn*	*
Water*	*
Other*	*
Other Total*	*
Titanium*	remainder

* Need not be analysed; can be guaranteed.  Results of analysis may be rounded to the last figure shown in Table.

4.4	Physical Form

4.4.1	*.

*	*	*
* 8% max * 84% min * 8% max	* 8% max * 90% min * 2% max	* 5% max * 5% min * Balance * Nil

4.4.2	The maximum Brinell hardness shall be *.

4.4.3	*.

4.5	Sampling

A representative sample shall be obtained by separating a representative portion of the material during mixing of the lot before packaging.  The sample size shall be determined by the approved process plan.  The sample size that is sent to the customer and extracted from the representative portion shall be 5kg and this shall be sent with the lot.

A slice of the manufacturer’s evaluation ingot/button shall be sent with the batch only when requested by the customer.  The slice shall be attached to the outside of the drum.

4.6	Quality

4.6.1	*.

4.6.2
Sponge particles from each lot or blend shall be 100% visually inspected to remove any particle of unusual color and physical appearance.  Nitrogen content of any such segregated particle shall be determined.

4.6.3	No sponge batch or lot shall be used when the nitrogen content of any particle analysed as in 4.5.2 exceed *.

4.6.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment which has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.6.5	Specific procedures must be available detailing how any material under 4.5.4 is dealt with.

4.6.6	Specific procedures must be available dealing with control of any dense metal tools, which are used in the processing/inspection areas, e.g., tungsten or tungsten carbide.

4.6.7	*.

4.6.8	*.

4.6.9	Every effort shall be made to keep 4.5.7 and 4.5.8 to a minimum and dispatch all the lots from cake in one shipment.

4.7	Receiving inspection

Titanium sponge received by the purchaser which, subsequent tests and analysis show not to be in accordance with this specification, shall be subject to rejection or replacement free of charge.  All material shall undergo a full visual inspection as agreed with the purchaser and any lots which contains a colored particle of greater than * nitrogen shall be rejected.

4.8	Lots

Titanium sponge shall be supplied in homogeneous lots, which shall be allocated an individual identification.  A lot is defined as a number of drums which have been filled at anytime in such a manner that the chemical composition, particle size distribution and hardness of the contents of each drum are adequately covered by one set of samples and test certificates.  Any lots with a duplicated number will be returned.

5	IDENTIFICATION

The body of each drum (not the lid) shall be legibly marked in characters at least 30mm high with a description of the material, the lot number and the drum number.

6	PACKAGING

6.1	*.

6.2	*.

7	SHIPPING

7.1	Within each delivery, the drums shall be arranged in order of lot and drum number.

7.2	The method of packing and delivery shall not be altered without the prior agreement of TIMET.

7.3	The sample required by section 4.4 of the specification shall be included in drum one (1) of the lot and the slice from the ingot/button shall be attached to the outside of the drum.

8	CERTIFICATION

8.1	Unless otherwise specified, the supplier shall send to the Quality Manager of the TIMET site, prior to, or at the time of despatch, documents showing the following:

8.2	Test report in duplicate stating the TIMET specification and grade giving:

8.2.1	Chemical analyses

8.2.2	Hardness of each lot

8.2.3	Particle size analysis

8.2.4	Bulk density of each lot

8.2.5	A statement that each lot conforms to PWA 1201 and this specification.

8.3	A copy of the test report shall also be included in drum one (1) of the lot.

9	NON-CONFORMANCE

TIMET shall be entitled to reject the whole lot if the lot is not in accordance with this specification or RMS 1000.

10	QUALITY ASSURANCE

In accordance to the requirements defined in RMS 1000, the method of manufacture shall include, but is not limited to, the following parameters:

10.1	Source or method of producing raw materials, i.e., magnesium, titanium tetrachloride

10.2	Size of reaction pots

10.3	Method of reactant additions

10.4	Process control of reaction, temperatures, vacuum and leak detection

10.5	Method of cake removal

10.6	Dressing, classifying crushing of cake

10.7	Sampling procedures

10.8	In-process testing and hand sorting (visual inspection)

10.9	Final inspection and certification.

11	OTHER CRITERIA

11.1
The order of precedence shall be any applicable agreements between TIMET and the customer, the requirements listed on the TIMET Purchase Order or contract, RMS 71.8 (latest revision) and RMS 1000 (latest revision).

11.2	All material shall satisfy the requirements of PWA 1201 (latest revision).

12	APPENDIX

None.

REVISION HISTORY:

Revision 3:	Sep 01	Minor amendments to existing revision; reference to Grade 1 removed.

Revision 2:	Jun 01	This RMS was revised to include only Grade 1-sponge requirements.

Revision 1:	Feb 98	Original issue.

 Exhibit C-1.1 to Exhibit A
of Exhibit 99.1

SPECIFICATIONS FOR STANDARD GRADE SPONGE

TIMET RAW MATERIAL SPECIFICATION 72.8 (REV. 1)

SCOPE

1.1	This specification covers standard grade titanium sponge for conversion to semi-fabricated parts.

1.2	Titanium sponge to this specification shall be made by the Kroll process of Magnesium Reduction of Titanium Tetrachloride followed by Vacuum Distillation.

1.3
Titanium sponge applied to this specification shall be made in accordance with a method of manufacture approved by TIMET.  No change shall be made in the approved method of manufacture without prior consultation with TIMET.

1.4	The method of manufacture shall clearly detail the provision to deal with fire affected lots at all stages of processing and shall be agreed by TIMET.

ACKNOWLEDGEMENT

The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 72.8, and revision number, in all quotations, certifications and acknowledgements.

APPLICABLE DOCUMENTS

TIMET RMS 1000, Critical Aerospace Application Raw Materials Quality Systems Requirements.

TECHNICAL REQUIREMENTS

4.1	Composition

Material shall conform to the percentages by weight shown in Table I.  Determination shall be by wet chemical methods in accordance with ASTM E120, by spectro-chemical methods or by other analytical methods acceptable to TIMET.

4.2	Table I: Chemical Analysis

The following elements shall be determined analytically and shall not exceed the limits detailed below. Titanium content shall not be less than *.

Max
Fe	*
Cl	*
Mn	*
N	*
C	*
H*	*
O	*
Si	*
Cr*	*
Al*	*
Ni*	*
Mg*	*
Sn*	*
Water*	*
Other*	*
Other Total*	*
Titanium*	remainder

* Need not be analysed; can be guaranteed.  Results of analysis may be rounded to the last figure shown in Table.

4.3	Physical Form

4.3.1	*.

*	*	*
* 8% max * 84% min * 8% max	* 8% max * 90% min * 2% max	* 5% max * 5% min * Balance * Nil

4.3.2	The maximum Brinell hardness shall be *.

4.3.3	*.

4.4	Sampling

A representative sample shall be obtained by separating a representative portion of the material during mixing of the lot before packaging.  The sample size shall be determined by the approved process plan.  The sample size that is sent to the customer and extracted from the representative portion shall be 5kg and this shall be sent with the lot.

A slice of the manufacturer’s evaluation ingot/button shall be sent with the batch only when requested by the customer.  The slice shall be attached to the outside of the drum.

4.5	Quality

4.5.1	*.

4.5.2
Sponge particles from each lot or blend shall be 100% visually inspected to remove any particle of unusual color and physical appearance.  Nitrogen content of any such segregated particle shall be determined.

4.5.3	No sponge batch or lot shall be used when the nitrogen content of any particle analysed as in 4.5.2 exceed *.

4.5.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment which has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.5.5	Specific procedures must be available detailing how any material under 4.5.4 is dealt with.

4.5.6	Specific procedures must be available dealing with control of any dense metal tools, which are used in the processing/inspection areas, e.g., tungsten or tungsten carbide.

4.5.7	Every effort shall be made to keep a) number of batches per lot and b) number of lots incorporating the same sponge batch to a minimum and despatch all the lots from a cake in one shipment.

4.6	Inspection

Titanium sponge received by the purchaser which, subsequent tests and analysis show not to be in accordance with this specification, shall be subject to rejection or replacement free of charge.  All material shall undergo a full visual inspection as agreed with the purchaser and any lots which contains a colored particle of greater than * nitrogen shall be rejected.

4.7	Lots

Titanium sponge shall be supplied in homogeneous lots, which shall be allocated an individual identification.  A lot is defined as a number of drums which have been filled at anytime in such a manner that the chemical composition, particle size distribution and hardness of the contents of each drum are adequately covered by one set of samples and test certificates.  Any lots with a duplicated number will be returned.

IDENTIFICATION

        The body of each drum (not the lid) shall be legibly marked in characters at least 30mm high with a description of the material, the lot number and the drum number.

PACKAGING

6.1	*.

6.2	*.

SHIPPING

7.1	Within each delivery, the drums shall be arranged in order of lot and drum number.

7.2	The method of packing and delivery shall not be altered without the prior agreement of TIMET.

7.3	The sample required by section 4.4 of the specification shall be included in drum one (1) of the lot and the slice from the ingot/button shall be attached to the outside of the drum.

CERTIFICATION

8.1	Unless otherwise specified, the supplier shall send to the Quality Manager of the TIMET site, prior to, or at the time of despatch, documents showing the following:

8.2	Test report in duplicate stating the TIMET specification and grade giving:

8.2.1	Chemical analyses

8.2.2	Hardness of each lot

8.2.3	Particle size analysis

8.2.4	Bulk density of each lot

8.2.5	A statement that each lot conforms to this specification.

8.3	A copy of the test report shall also be included in drum one (1) of the lot.

NON-CONFORMANCE

TIMET shall be entitled to reject the whole lot if the lot is not in accordance with this specification or RMS 1000.

QUALITY ASSURANCE

In accordance to the requirements defined in RMS 1000, the method of manufacture shall include, but is not limited to, the following parameters:

10.1	Source or method of producing raw materials, i.e., magnesium, titanium tetrachloride

10.2	Size of reaction pots

10.3	Method of reactant additions

10.4	Process control of reaction, temperatures, vacuum and leak detection

10.5	Method of cake removal

10.6	Dressing, classifying crushing of cake

10.7	Sampling procedures

10.8	In-process testing and hand sorting (visual inspection)

10.9	Final inspection and certification.

OTHER CRITERIA

The order of precedence shall be any applicable agreements between TIMET and the customer, the requirements listed on the TIMET Purchase Order or contract, RMS 72.8 (latest revision) and RMS 1000 (latest revision).

APPENDIX

None.

REVISION HISTORY:

Revision 1:	Sep 01	Minor amendments to existing revision.

Revision 0:	Jun 01	Original issue.

EXHIBIT D:  SPECIFICATIONS FOR FINISHED TITANIUM PRODUCT

Ardor to provide list of 6-4 and C-P ingot specifications it would like to be tolled, subject to TIMET approval

*

 Exhibit B-1 to Exhibit 99.1

SPECIFICATIONS FOR PREMIUM GRADE SPONGE

TIMET Raw Material Specification 71.8 (Rev. 3)

1	SCOPE

1.1	This specification covers premium grade titanium sponge for conversion to semi-fabricated parts.

1.2	Titanium sponge to this specification shall be made by the Kroll process of Magnesium Reduction of Titanium Tetrachloride followed by Vacuum Distillation.

1.3
Titanium sponge applied to this specification shall be made in accordance with a method of manufacture approved by TIMET.  No change shall be made in the approved method of manufacture without prior consultation with TIMET.

1.4	The method of manufacture shall clearly detail the provision to deal with fire affected lots at all stages of processing and shall be agreed by TIMET.

2	ACKNOWLEDGEMENT

The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 71.8, and revision number, in all quotations, certifications and acknowledgements.

3	APPLICABLE DOCUMENTS

3.1	TIMET RMS 1000, Critical Aerospace Application Raw Materials Quality Systems Requirements.

3.2	PWA 1201, Titanium Sponge.

4	TECHNICAL REQUIREMENTS

4.1	Composition

Material shall conform to the percentages by weight shown in Table I.  Determination shall be by wet chemical methods in accordance with ASTM E120, by spectro-chemical methods or by other analytical methods acceptable to TIMET.

4.2	Table I: Chemical Analysis

The following elements shall be determined analytically and shall not exceed the limits detailed below.  Titanium content shall not be less than *.

Max
Fe	*
Cl	*
Mn	*
N	*
C	*
H*	*
O	*
Si	*
Cr*	*
Al*	*
Ni*	*
Mg*	*
Sn*	*
Water*	*
Other*	*
Other Total*	*
Titanium*	remainder

* Need not be analysed; can be guaranteed.  Results of analysis may be rounded to the last figure shown in Table.

4.3	Physical Form

4.3.1	*.

*	*	*
* 8% max * 84% min * 8% max	* 8% max * 90% min * 2% max	* 5% max * 5% min * Balance * Nil

4.3.2	The maximum Brinell hardness shall be *.

4.3.3	*.

4.4	Sampling

A representative sample shall be obtained by separating a representative portion of the material during mixing of the lot before packaging.  The sample size shall be determined by the approved process plan.  The sample size that is sent to the customer and extracted from the representative portion shall be 5kg and this shall be sent with the lot.

A slice of the manufacturer’s evaluation ingot/button shall be sent with the batch only when requested by the customer.  The slice shall be attached to the outside of the drum.

4.5	Quality

4.5.1	*.

4.5.2
Sponge particles from each lot or blend shall be 100% visually inspected to remove any particle of unusual color and physical appearance.  Nitrogen content of any such segregated particle shall be determined.

4.5.3	No sponge batch or lot shall be used when the nitrogen content of any particle analysed as in 4.5.2 exceed *.

4.5.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment which has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.5.5	Specific procedures must be available detailing how any material under 4.5.4 is dealt with.

4.5.6	Specific procedures must be available dealing with control of any dense metal tools, which are used in the processing/inspection areas, e.g., tungsten or tungsten carbide.

4.5.7	*.

4.5.8	*.

4.5.9	Every effort shall be made to keep 4.5.7 and 4.5.8 to a minimum and dispatch all the lots from cake in one shipment.

4.6	Receiving inspection

Titanium sponge received by the purchaser which, subsequent tests and analysis show not to be in accordance with this specification, shall be subject to rejection or replacement free of charge.  All material shall undergo a full visual inspection as agreed with the purchaser and any lots which contains a colored particle of greater than * nitrogen shall be rejected.

4.7	Lots

Titanium sponge shall be supplied in homogeneous lots, which shall be allocated an individual identification.  A lot is defined as a number of drums which have been filled at anytime in such a manner that the chemical composition, particle size distribution and hardness of the contents of each drum are adequately covered by one set of samples and test certificates.  Any lots with a duplicated number will be returned.

5	IDENTIFICATION

The body of each drum (not the lid) shall be legibly marked in characters at least 30mm high with a description of the material, the lot number and the drum number.

6	PACKAGING

6.1	*.

6.2	*.

7	SHIPPING

7.1	Within each delivery, the drums shall be arranged in order of lot and drum number.

7.2	The method of packing and delivery shall not be altered without the prior agreement of TIMET.

7.3	The sample required by section 4.4 of the specification shall be included in drum one (1) of the lot and the slice from the ingot/button shall be attached to the outside of the drum.

8	CERTIFICATION

8.1	Unless otherwise specified, the supplier shall send to the Quality Manager of the TIMET site, prior to, or at the time of despatch, documents showing the following:

8.2	Test report in duplicate stating the TIMET specification and grade giving:

8.2.1	Chemical analyses

8.2.2	Hardness of each lot

8.2.3	Particle size analysis

8.2.4	Bulk density of each lot

8.2.5	A statement that each lot conforms to PWA 1201 and this specification.

8.3	A copy of the test report shall also be included in drum one (1) of the lot.

9	NON-CONFORMANCE

TIMET shall be entitled to reject the whole lot if the lot is not in accordance with this specification or RMS 1000.

10	QUALITY ASSURANCE

In accordance to the requirements defined in RMS 1000, the method of manufacture shall include, but is not limited to, the following parameters:

10.1	Source or method of producing raw materials, i.e., magnesium, titanium tetrachloride

10.2	Size of reaction pots

10.3	Method of reactant additions

10.4	Process control of reaction, temperatures, vacuum and leak detection

10.5	Method of cake removal

10.6	Dressing, classifying crushing of cake

10.7	Sampling procedures

10.8	In-process testing and hand sorting (visual inspection)

10.9	Final inspection and certification.

11	OTHER CRITERIA

11.1
The order of precedence shall be any applicable agreements between TIMET and the customer, the requirements listed on the TIMET Purchase Order or contract, RMS 71.8 (latest revision) and RMS 1000 (latest revision).

11.2	All material shall satisfy the requirements of PWA 1201 (latest revision).

12	APPENDIX

None.

REVISION HISTORY:

Revision 3:	Sep 01	Minor amendments to existing revision; reference to Grade 1 removed.

Revision 2:	Jun 01	This RMS was revised to include only Grade 1-sponge requirements.

Revision 1:	Feb 98	Original issue.

 Exhibit B-2 to Exhibit 99.1

SPECIFICATIONS FOR STANDARD GRADE SPONGE

TIMET RAW MATERIAL SPECIFICATION 72.8 (REV. 1)

1	SCOPE

1.1	This specification covers standard grade titanium sponge for conversion to semi-fabricated parts.

1.2	Titanium sponge to this specification shall be made by the Kroll process of Magnesium Reduction of Titanium Tetrachloride followed by Vacuum Distillation.

1.3
Titanium sponge applied to this specification shall be made in accordance with a method of manufacture approved by TIMET.  No change shall be made in the approved method of manufacture without prior consultation with TIMET.

1.4	The method of manufacture shall clearly detail the provision to deal with fire affected lots at all stages of processing and shall be agreed by TIMET.

2	ACKNOWLEDGEMENT

The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 72.8, and revision number, in all quotations, certifications and acknowledgements.

3	APPLICABLE DOCUMENTS

TIMET RMS 1000, Critical Aerospace Application Raw Materials Quality Systems Requirements.

4	TECHNICAL REQUIREMENTS

4.1	Composition

Material shall conform to the percentages by weight shown in Table I.  Determination shall be by wet chemical methods in accordance with ASTM E120, by spectro-chemical methods or by other analytical methods acceptable to TIMET.

4.2	Table I: Chemical Analysis

The following elements shall be determined analytically and shall not exceed the limits detailed below.  Titanium content shall not be less than *.

Max
Fe	*
Cl	*
Mn	*
N	*
C	*
H*	*
O	*
Si	*
Cr*	*
Al*	*
Ni*	*
Mg*	*
Sn*	*
Water*	*
Other*	*
Other Total*	*
Titanium*	remainder

* Need not be analysed; can be guaranteed.  Results of analysis may be rounded to the last figure shown in Table.

4.3	Physical Form

4.3.1	*.

*	*	*
* 8% max * 84% min * 8% max	* 8% max * 90% min * 2% max	* 5% max * 5% min * Balance * Nil

4.3.2	The maximum Brinell hardness shall be *.

4.3.3	*.

4.4	Sampling

A representative sample shall be obtained by separating a representative portion of the material during mixing of the lot before packaging.  The sample size shall be determined by the approved process plan.  The sample size that is sent to the customer and extracted from the representative portion shall be 5kg and this shall be sent with the lot.

A slice of the manufacturer’s evaluation ingot/button shall be sent with the batch only when requested by the customer.  The slice shall be attached to the outside of the drum.

4.5	Quality

4.5.1	*.

4.5.2
Sponge particles from each lot or blend shall be 100% visually inspected to remove any particle of unusual color and physical appearance.  Nitrogen content of any such segregated particle shall be determined.

4.5.3	No sponge batch or lot shall be used when the nitrogen content of any particle analysed as in 4.5.2 exceed *.

4.5.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment which has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.5.5	Specific procedures must be available detailing how any material under 4.5.4 is dealt with.

4.5.6	Specific procedures must be available dealing with control of any dense metal tools, which are used in the processing/inspection areas, e.g., tungsten or tungsten carbide.

4.5.7	Every effort shall be made to keep a) number of batches per lot and b) number of lots incorporating the same sponge batch to a minimum and despatch all the lots from a cake in one shipment.

4.6	Inspection

Titanium sponge received by the purchaser which, subsequent tests and analysis show not to be in accordance with this specification, shall be subject to rejection or replacement free of charge.  All material shall undergo a full visual inspection as agreed with the purchaser and any lots which contains a colored particle of greater than * nitrogen shall be rejected.

4.7	Lots

Titanium sponge shall be supplied in homogeneous lots, which shall be allocated an individual identification.  A lot is defined as a number of drums which have been filled at anytime in such a manner that the chemical composition, particle size distribution and hardness of the contents of each drum are adequately covered by one set of samples and test certificates.  Any lots with a duplicated number will be returned.

5	IDENTIFICATION

The body of each drum (not the lid) shall be legibly marked in characters at least 30mm high with a description of the material, the lot number and the drum number.

6	PACKAGING

6.1	*.

6.2	*.

7	SHIPPING

7.1	Within each delivery, the drums shall be arranged in order of lot and drum number.

7.2	The method of packing and delivery shall not be altered without the prior agreement of TIMET.

7.3	The sample required by section 4.4 of the specification shall be included in drum one (1) of the lot and the slice from the ingot/button shall be attached to the outside of the drum.

8	CERTIFICATION

8.1	Unless otherwise specified, the supplier shall send to the Quality Manager of the TIMET site, prior to, or at the time of despatch, documents showing the following:

8.2	Test report in duplicate stating the TIMET specification and grade giving:

8.2.1	Chemical analyses

8.2.2	Hardness of each lot

8.2.3	Particle size analysis

8.2.4	Bulk density of each lot

8.2.5	A statement that each lot conforms to this specification.

8.3	A copy of the test report shall also be included in drum one (1) of the lot.

9	NON-CONFORMANCE

TIMET shall be entitled to reject the whole lot if the lot is not in accordance with this specification or RMS 1000.

10	QUALITY ASSURANCE

In accordance to the requirements defined in RMS 1000, the method of manufacture shall include, but is not limited to, the following parameters:

10.1	Source or method of producing raw materials, i.e., magnesium, titanium tetrachloride

10.2	Size of reaction pots

10.3	Method of reactant additions

10.4	Process control of reaction, temperatures, vacuum and leak detection

10.5	Method of cake removal

10.6	Dressing, classifying crushing of cake

10.7	Sampling procedures

10.8	In-process testing and hand sorting (visual inspection)

10.9	Final inspection and certification.

11	OTHER CRITERIA

The order of precedence shall be any applicable agreements between TIMET and the customer, the requirements listed on the TIMET Purchase Order or contract, RMS 72.8 (latest revision) and RMS 1000 (latest revision).

12	APPENDIX

None.

REVISION HISTORY:

Revision 1:	Sep 01	Minor amendments to existing revision.

Revision 0:	Jun 01	Original issue.